CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS SECOND QUARTER 2005 RESULTS

SECOND QUARTER
- Net Revenues Increase 152% -
- Net Income from Continuing Operations grows $22.1 million to $27.8 million -
- Segment EBITDA Increases 124% -

SIX MONTHS
- Net Revenues Increase 100% -
- Net Income from Continuing Operations grows $8.3 million to $19.6 million -
- Segment EBITDA Increases 71% -

HAMILTON, BERMUDA, August 4, 2005 - Central European Media Enterprises Ltd. (CME) (NASDAQ: CETV; Prague Stock Exchange: CETV) today announced financial results for the quarter and half-year ended June 30, 2005.

TV Nova in the Czech Republic has been included in our consolidated and segment results from May 2, 2005.

Compared to the second quarter of 2004, consolidated net revenues for the second quarter of 2005 increased 152% to $113.1 million. Operating income for the quarter decreased $1.9 million to $6.9 million. Net income from continuing operations increased $22.1 million to $27.8 million, and fully diluted earnings per share in respect of continuing operations increased to $0.79 from $0.20 for the quarter. Compared to the second quarter of 2004, Segment(1) EBITDA for the quarter increased 124% to $58.3 million.

Compared to the first half of 2004, consolidated net revenues for the six months ended June 30, 2005 increased 100% to $161.4 million. Operating income for the first half decreased $10.2 million to $4.6 million. Net income from continuing operations increased $8.3 million to $19.6 million, and fully diluted earnings per share in respect of continuing operations increased to $0.61 from $0.39. Compared to the first half of 2004, Segment(1) EBITDA for the six months ended June 30, 2005 increased 71% to $68.2 million.

Michael Garin, Chief Executive Officer of CME, said, “I am delighted to be able to report results that reflect the successful financing we concluded in this quarter and the transforming effect of the addition of TV Nova in the Czech Republic to our station group, as well as the solid results by our core stations. We continue to focus on the integration of TV Nova and on the performance of all our stations”

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures (for further details see footnote (3) to the attached ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)). For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

- continued -

Consolidated Results for the Three Months Ended June 30, 2005

Consolidated Net Revenues for the three months ended June 30, 2005 increased by 152% to $113.1 million from $44.9 million for the three months ended June 30, 2004. Operating income for the period was $6.9 million compared with $8.8 million for the three months ended June 30, 2004. Net income for the quarter was $25.5 million compared to $6.0 million for the three months ended June 30, 2004. Fully diluted income per share was $0.72 for the three months ended June 30, 2005, increasing $0.51 compared to the three months ended June 30, 2004.

Headline Consolidated Results for the three months ended June 30, 2005 and 2004 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended June 30, (US $000’s)
	2005	2004	$ change	% change
Net Revenues	$113,109	$44,886	$68,223	152%
Operating income	$6,862	$8,771	$(1,909)	(22)%
Net income from continuing operations	$27,848	$5,747	$22,101	385%
Net income	$25,459	$6,032	$19,427	322%
Fully diluted earnings per share from continuing operations (1)	$0.79	$0.20	$0.59	295%
Fully diluted earnings per share (1)	$0.72	$0.21	$0.51	243%

(1) Restated in 2004. For further details see footnote (1) to the attached consolidated statement of operations.

Consolidated Results for the Six Months Ended June 30, 2005

Consolidated Net Revenues for the six months ended June 30, 2005 increased by 100% to $161.4 million from $80.7 million for the six months ended June 30, 2004. Operating income for the period was $4.6 million compared with $14.8 million for the six months ended June 30, 2004. Net income for the quarter was $17.5 million compared to $11.2 million for the six months ended June 30, 2004. Fully diluted income per share was $0.54 for the six months ended June 30, 2005, increasing $0.15 compared to the six months ended June 30, 2004.

Headline Consolidated Results for the six months ended June 30, 2005 and 2004 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Six Months Ended June 30, (US $000’s)
	2005	2004	$ change	% change
Net Revenues	$161,413	$80,734	$80,679	100%
Operating income	$4,610	$14,793	$(10,183)	(69)%
Net income from continuing operations	$19,554	$11,248	$8,306	74%
Net income	$17,510	$11,203	$6,307	56%
Fully diluted earnings per share from continuing operations (1)	$0.61	$0.39	$0.22	56%
Fully diluted earnings per share (1)	$0.54	$0.39	$0.15	38%

(1) Restated in 2004. For further details see footnote (1) to the attached consolidated statement of operations.

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended June 30, 2005

For the three months ended June 30, 2005, Total Segment(1) Net Revenues increased 110% to $132.7 million from $63.1 million for the three months ended June 30, 2004. Total Segment(1) EBITDA for the three months ended June 30, 2005 increased 124% to $58.3 million from $26.1 million for the three months ended June 30, 2004. Segment(1) EBITDA Margin for the three months ended June 30, 2005 increased to 44% from 41% for the three months ended June 30, 2004.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended June 30, 2005 and 2004 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended June 30, (US $000's)
	2005	2004	$ change	% change
Total Segment Net Revenues	$132,736	$63,149	$69,587	110%
Total Segment EBITDA	$58,305	$26,068	$32,237	124%
Segment EBITDA Margin	44%	41%

Segment(1) Results for the Six Months Ended June 30, 2005

For the six months ended June 30, 2005, Total Segment(1) Net Revenues increased 75% to $193.7 million from $110.9 million for the six months ended June 30, 2004. Total Segment(1) EBITDA for the six months ended June 30, 2005 increased 71% to $68.2 million from $40.0 million for the six months ended June 30, 2004. Segment(1) EBITDA Margin for the six months ended June 30, 2005 decreased to 35% from 36% for the six months ended June 30, 2004.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the six months ended June 30, 2005 and 2004 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Six Months Ended June 30, (US $000's)
	2005	2004	$ change	% change
Total Segment Net Revenues	$193,683	$110,892	$82,791	75%
Total Segment EBITDA	$68,244	$40,001	$28,243	71%
Segment EBITDA Margin	35%	36%

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures (for further details see footnote (3) to the attached ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)). For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue

The Company will host a teleconference to discuss its results on Thursday, August 4, 2005 at 11:00 am (New York Time). PLEASE NOTE: RELATED PRESENTATION MATERIALS ARE AVAILABLE ON OUR FORM 8-K, DATED AUGUST 4, 2005 AND ON OUR WEBSITE, LOCATED AT www.cetv-net.com. To access the teleconference, please dial +1 973-409-9259 (U.S. and international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 11, 2005 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080  (international callers), passcode: 6325043. A replay will also be archived on the Company’s website.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including statements regarding the effect of additional investment in Croatia, the growth of television advertising in our markets, the future economic conditions in our markets, future investments in television broadcast operations and the financing thereof, the growth potential of advertising spending in our markets, and business strategies and commitments. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the rate of development of advertising markets in countries where we operate, general market and economic conditions in these countries as well as in the United States and Western Europe, the renewals of broadcasting licenses, our ability to acquire programming and the ability to attract audiences, the general regulatory environments where we operate and application of relevant laws and regulations.

This press release should be read in conjunction with our Form 10-Q for the period ended June 30, 2005, which was filed with the Securities and Exchange Commission on August 4, 2005, and our Form 10-K for the year ended December 31, 2004, filed with the SEC on March 15, 2005, as amended by our Form 10-K/A filed with the SEC on April 1, 2005.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in six Central and Eastern European countries reaching an aggregate of approximately 90 million people. The Company’s television stations are located in Croatia (NOVA TV), the Czech Republic (TV NOVA) Romania (PRO TV, ACASA, PRO CINEMA and PRO TV INTERNATIONAL), Slovakia (MARKIZA), Slovenia (POP TV, KANAL A) and Ukraine (STUDIO 1+1). CME is traded on NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

United States:	United Kingdom:
Jonathan Lesko/Michael Smargiassi (Investors)	Wallace Macmillan
Olga Shmuklyer (Press)	Vice President Finance &
Brainerd Communicators, Inc.	Chief Financial Officer
+1 212-986-6667	+44-20-7430-5430

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$000s, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2005	2004	2005	2004

Net revenues	$113,109	$44,886	$161,413	$80,734
Operating costs	18,117	7,338	29,402	13,409
Cost of programming	32,081	15,950	54,403	29,563
Depreciation of station fixed assets and other intangibles	4,623	1,336	6,836	2,798
Total station operating costs and expenses	54,821	24,624	90,641	45,770
Station selling, general and administrative expenses	12,562	4,322	19,490	7,884
Corporate operating costs (including non-cash stock based compensation of $ (1.4) million and $ 2.4 million for the three months ended June 30, 2005 and 2004, respectively and $ 1.7 million and $ 4.3 million for the six months ended June 30, 2005 and 2004, respectively)	3,451	7,107	11,182	12,225
Amortization of intangibles	82	62	159	62
Impairment charge	35,331	-	35,331	-
Operating income	6,862	8,771	4,610	14,793
Interest income	559	786	1,638	2,240
Interest expense	(6,424)	(667)	(6,731)	(885)
Foreign currency exchange gain/(loss), net	30,159	(1,289)	29,430	(1,922)
Other income/(expense)	312	(10)	(3,689)	(781)
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	31,468	7,591	25,258	13,445
Provision for income taxes	(3,565)	(5,769)	(5,906)	(6,939)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	27,903	1,822	19,352	6,506
Minority interest in income of consolidated subsidiaries	(4,104)	(379)	(4,681)	(457)
Equity in income of unconsolidated affiliates	4,049	4,304	4,883	5,199
Net income from continuing operations	27,848	5,747	19,554	11,248
Discontinued operations - Czech Republic:
Pre-tax income from discontinued operations	46	285	164	-
Tax on disposal of discontinued operations	(2,435)	-	(2,208)	(45)
Net income/(loss) from discontinued operations	(2,389)	285	(2,044)	(45)
Net income	$25,459	$6,032	$17,510	$11,203

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Three Months Ended June 30,

	2005	2004	2005	2004

PER SHARE DATA:
Net income per share
Continuing operations - Basic (1)	$0.81	$0.21	$0.62	$0.41
Continuing operations - Diluted (1)	$0.79	$0.20	$0.61	$0.39
Discontinued operations - Basic	$(0.07)	$0.01	$(0.06)	$-
Discontinued operations - Diluted	$(0.07)	$0.01	$(0.07)	$-
Net income - Basic (1)	$0.74	$0.22	$0.56	$0.41
Net income - Diluted (1)	$0.72	$0.21	$0.54	$0.39

Weighted average common shares used in computing per share amounts (000s):
Continuing operations - Basic (as restated) (1)	34,274	27,854	31,345	27,471
Continuing operations - Diluted (as restated) (1)	35,145	29,033	32,288	28,956
Discontinued operations - Basic (as restated) (1)	34,274	27,854	31,345	27,471
Discontinued operations - Diluted (as restated) (1)	35,145	29,033	32,288	28,956
Net income - Basic (as restated) (1)	34,274	27,854	31,345	27,471
Net income - Diluted (as restated) (1)	35,145	29,033	32,288	28,956

(1) FAS 128 requires the same number of potential common shares used in computing the diluted per share amount for income from continuing operations be used in computing the diluted per share amounts for discontinued operations and net income where there is a loss from continuing operations. Also, in determining the weighted average number of common shares used in the earnings per share computations, it is required to calculate a weighted average number of shares issued and outstanding during the period. In the three months ended June 30, 2004, we incorrectly computed the fully diluted earnings per share for continuing operations and the fully diluted earnings per share. In the six months ended June 30, 2004 we incorrectly computed the basic earnings per share for continuing operations, the fully diluted earnings per share for continuing operations, the basic earnings per share and the fully diluted earnings per share. We also incorrectly calculated basic and diluted weighted average number of shares outstanding in the three and six months ended June 30, 2004. The following table summarizes the restated weighted average common shares and earnings per share for the three and six months ended June 30, 2004. For further information, see Note 14, “Earnings Per Share” to the financial statements in our Form 10-Q.

Segment Data

We manage our business on a country-by-country basis and review the performance of each business segment using data that reflects 100% of operating and license company results. Our business segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our business segments based on Segment Net Revenues and Segment EBITDA. Segment Net Revenues and Segment EBITDA include STS and Markiza (our operating and license companies in the Slovak Republic) for the six and three months ended June 30, 2005 and STS, Markiza and Radio Pro in Romania for the six and three months ended June 30, 2004. These entities are not consolidated under US GAAP.

Our key performance measure of the efficiency of our business segments is EBITDA margin. We define Segment EBITDA margin as the ratio of Segment EBITDA to Segment Net Revenue.

Our assets and liabilities are managed centrally and are reported internally in the same manner as the consolidated financial statements, consequently no additional segment information is provided in respect of assets and liabilities.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our business segments for purposes of evaluating their performance and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations (i.e., corporate operating costs, stock-based compensation and amortization of intangibles);

•	changes in the fair value of derivatives;

•	foreign currency exchange gains and losses;

•	certain unusual or infrequent items (e.g., extraordinary gains and losses, impairments on assets or investments).

Segment EBITDA is also used as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and reconciling these figures to our consolidated US GAAP results for the three and six months ended June 30, 2005 and 2004:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION

	For the Three Months Ended June 30,

	(US $000's)

	Segment Net Revenues (1)		Segment EBITDA

	2005	2004	2005	2004

Country
Croatia (NOVA TV)	$7,652	$-	$(1,337)	$-
Czech Republic (TV NOVA)	47,767	-	28,287	-
Romania (2)	26,592	18,702	11,974	5,920
Slovak Republic (MARKIZA TV)	19,627	17,448	7,956	8,393
Slovenia (POP TV and KANAL A)	13,920	13,751	6,490	6,860
Ukraine (STUDIO 1+1)	17,178	13,248	4,935	4,895
Total Segment Data	$132,736	$63,149	$58,305	$26,068

Reconciliation to Consolidated Statement of Operations:

Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$113,109	$44,886	$31,468	$7,591

Corporate operating costs (including non-cash stock based compensation of $ (1.9) million and $ 2.4 million for the three months ended June 30, 2005 and 2004, respectively))	-	-	3,451	7,107
Amortization of intangibles	-	-	82	62
Impairment charge	-	-	35,331	-
Unconsolidated equity affiliates (3)	19,627	18,263	7,956	8,792
Station depreciation	-	-	4,623	1,336
Interest income	-	-	(559)	(786)
Interest expense	-	-	6,424	667
Foreign currency exchange (gain)/loss, net	-	-	(30,159)	1,289
Other (income)/expense	-	-	(312)	10
Total Segment Data	$132,736	$63,149	$58,305	$26,068

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.

(2) Romanian networks are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL for the three months ended June 30, 2005 and PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO for the three months ended June 30, 2004.

(3) Unconsolidated equity affiliates are STS and Markiza in the Slovak Republic for the three months ended June 30, 2005 and STS, Markiza and Radio Pro in Romania for the three months ended June 30, 2004.

	SEGMENT FINANCIAL INFORMATION

	For the Six Months Ended June 30,

	(US $000's)

	Segment Net Revenues (1)		Segment EBITDA

	2005	2004	2005	2004

Country
Croatia (NOVA TV)	$12,607	$-	$(4,759)	$-
Czech Republic (TV NOVA)	47,767	-	28,287	-
Romania (2)	45,648	32,787	18,136	10,238
Slovak Republic (MARKIZA TV)	32,270	29,343	10,126	9,724
Slovenia (POP TV and KANAL A)	23,853	23,408	9,170	10,787
Ukraine (STUDIO 1+1)	31,538	25,354	7,284	9,252
Total Segment Data	$193,683	$110,892	$68,244	$40,001

Reconciliation to Consolidated Statement of Operations:

Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$161,413	$80,734	$25,258	$13,445

Corporate operating costs (including non-cash stock based compensation of $ 1.7 million and $ 4.3 million for the six months ended June 30, 2005 and 2004, respectively))	-	-	11,182	12,225
Amortization of intangibles	-	-	159	62
Impairment charge	-	-	35,331	-
Unconsolidated equity affiliates (3)	32,270	30,158	10,126	10,123
Station depreciation	-	-	6,836	2,798
Interest income	-	-	(1,638)	(2,240)
Interest expense	-	-	6,731	885
Foreign currency exchange (gain)/loss, net	-	-	(29,430)	1,922
Other expense	-	-	3,689	781
Total Segment Data	$193,683	$110,892	$68,244	$40,001

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.

(2) Romanian networks are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL for the six months ended June 30, 2005 and PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO for the six months ended June 30, 2004.

(3) Unconsolidated equity affiliates are STS and Markiza in the Slovak Republic for the six months ended June 30, 2005 and STS, Markiza and Radio Pro in Romania for the six months ended June 30, 2004.